Exhibit 99.1 PRESS RELEASE, DATED MAY 29, 2019, OF ENERSYS REGARDING FINANCIAL
RESULTS FOR THE FOURTH QUARTER AND FULL YEAR FISCAL 2019

EnerSys Reports Fourth Quarter and Full Year Fiscal 2019 Results

Reading, PA, USA, May 29, 2019 – EnerSys (NYSE: ENS), the global leader in stored energy solutions for industrial applications, announced today results for its fourth quarter and full year of fiscal 2019, which ended on March 31, 2019.

Net earnings attributable to EnerSys stockholders (“Net earnings”) for the fourth quarter of fiscal 2019 were $18.5 million, or $0.42 per diluted share, which included an unfavorable highlighted net of tax impact of $43.6 million, or $1.01 per diluted share, from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. Included in the $43.6 million are $27.3 million, which were previously disclosed in our recent filings.

Net earnings attributable to EnerSys stockholders for the fourth quarter of fiscal 2018 were $54.0 million, or $1.27 per diluted share, which included a favorable highlighted net of tax impact of $1.5 million or $0.03 per share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $1.5 million net of tax impact included a tax benefit of $9.6 million for the release of a foreign valuation allowance, partially offset by a $4.1 million tax expense related to the recently enacted Tax Cuts and Jobs Act (“Tax Act”).

Excluding these highlighted items, adjusted Net earnings per diluted share for the fourth quarter of fiscal 2019, on a non-GAAP basis, were $1.43 which compared to guidance of $1.41 to $1.45 per diluted share for the fourth fiscal quarter given by the Company on February 6, 2019. These earnings compare to the prior year fourth quarter adjusted Net earnings of $1.24 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company’s use of non-GAAP adjusted financial information, which include tables reconciling GAAP and non-GAAP adjusted financial measures for the quarters and twelve months ended March 31, 2019 and 2018.

Net sales for the fourth quarter of fiscal 2019 were $796.6 million, an increase of 17% from the prior year fourth quarter net sales of $683.0 million and a 17% sequential quarterly increase from the third quarter of fiscal 2019 net sales of $680.0 million. The increase in the current quarter compared to the prior year quarter was the result of a 20% increase due to the Alpha acquisition and a 1% increase each in pricing and organic volume, partially offset by a 5% decrease in foreign currency translation impact. The 17% sequential quarterly increase was primarily due to a 16% increase due to acquisitions and a 2% increase in organic volume, partially offset by a 1% decrease in pricing.

As previously disclosed, EnerSys completed the acquisition of subsidiaries and assets from the Alpha Group on December 7, 2018. For the period ended March 31, 2019 that EnerSys owned Alpha, the contribution of the acquisition was $162.5 million to net sales and $(1.3) million to Net earnings. Excluding the one-time transaction costs, purchase accounting related temporary impacts on inventory valuation, integration and restructuring costs, as well as the amortization of intangible assets, the contribution to net earnings would have been $6.4 million.

The Company’s operating results for its business segments for the fourth quarters of fiscal 2019 and 2018 are as follows:

	Quarter ended
	($ millions)
	March 31, 2019	March 31, 2018
Net sales by segment
Americas	$507.8	$380.5
EMEA	228.3	227.6
Asia	60.5	74.9

Total net sales	$796.6	$683.0

Operating earnings
Americas	$61.2	$49.6
EMEA	23.3	22.1
Asia	(1.3)	1.9
Inventory step up to fair value relating to Alpha acquisition - Americas	(3.5)	—
Inventory adjustment relating to exit activities - Americas	—	(3.4)
Inventory adjustment relating to exit activities - EMEA	(2.6)	—
Restructuring charges - Americas	(3.4)	—
Restructuring and other exit charges - EMEA	(20.4)	(0.9)
Restructuring charges - Asia	(2.7)	(0.2)
Legal proceedings charge - EMEA	(7.2)	—
Amortization of Alpha's identified intangible assets - Americas	(5.5)	—
ERP system implementation and other - Americas	(2.4)	(1.2)
Acquisition activity expense - Americas	(0.5)	(0.1)
Acquisition activity expense - EMEA	—	(0.1)

Total operating earnings	$35.0	$67.7
EMEA - Europe, Middle East and Africa

Net earnings for the twelve months of fiscal 2019 were $160.2 million, or $3.73 per diluted share, which included an unfavorable net of tax impact of $51.9 million, or $1.20 per diluted share, from cash and non-cash charges from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts.

Net earnings for the twelve months of fiscal 2018 were $119.6 million, or $2.77 per diluted share, which included an unfavorable net of tax impact of $80.9 million or $1.88 per diluted share from highlighted items described in further detail in the tables shown below, reconciling non-GAAP adjusted financial measures to reported amounts. The $80.9 million net of tax impact includes an estimated net tax expense of $81.4 million comprised of a one-time transition tax expense of $97.5 million, a tax benefit related to the remeasurement of U.S deferred taxes of $14.1 million, and a tax benefit of $2.0 million related to the reduction of the fiscal 2018 effective federal tax rate of 31.5%, on account of the Tax Act.

Adjusted Net earnings for the twelve months of fiscal 2019, on a non-GAAP basis, were $4.93 per diluted share. This compares to the prior year twelve months adjusted Net earnings of $4.65 per diluted share. Please refer to the section included herein under the heading “Reconciliation of Non-GAAP Financial Measures” for a discussion of the Company's use of non-GAAP adjusted financial information.

Net sales for the twelve months of fiscal 2019 were $2,808.0 million, an increase of 9% from the net sales of $2,581.8 million in the comparable period in fiscal 2018. This increase was the result of a 6% increase due to the Alpha acquisition, a 3% increase in organic volume and a 2% increase in pricing, partially offset by a 2% decrease in foreign currency translation impact.

The Company's operating results for its business segments for the twelve months of fiscal years 2019 and 2018 are as follows:

	Twelve months ended
	($ millions)
	March 31, 2019	March 31, 2018
Net sales by segment
Americas	$1,690.9	$1,429.8
EMEA	860.6	849.5
Asia	256.5	302.5

Total net sales	$2,808.0	$2,581.8

Operating earnings
Americas	$211.0	$193.0
EMEA	71.4	78.3
Asia	3.2	12.6
Inventory step up to fair value relating to Alpha acquisition - Americas	(7.2)	—
Inventory adjustment relating to exit activities - Americas	—	(3.4)
Inventory adjustment relating to exit activities - EMEA	(2.6)	—
Inventory adjustment relating to exit activities - Asia	(0.5)	—
Restructuring charges - Americas	(4.0)	(1.3)
Restructuring and other exit charges - EMEA	(27.0)	(4.0)
Restructuring charges - Asia	(3.2)	(0.2)
Fixed asset write-off relating to exit activities - Asia	(0.6)	—
Legal proceedings charge, net - EMEA	(4.4)	—
Gain on sale of facility - EMEA	0.5	—
Amortization of Alpha's identified intangible assets - Americas	(5.5)	—
ERP system implementation and other - Americas	(5.4)	(3.3)
Acquisition activity expense - Americas	(13.2)	(0.3)
Acquisition activity expense - EMEA	—	(0.6)

Total operating earnings	$212.5	$270.8
EMEA - Europe, Middle East and Africa

“In the months leading up to our February 2017 Investor Day we identified several industry trends that, if capitalized on, would establish EnerSys as the unquestioned leader in stored energy solutions for many years to come. We knew the process to reposition the Company would not be easy, with many ups and downs expected along the way, but we embarked on that journey because it was in the best long-term interest of our customers, our employees and our shareholders. After ten quarters of significant investments focused on our long-term future, EnerSys is significantly better positioned today to broaden our addressable markets and compete with any company in the world. For example, EnerSys has invested tens of millions of dollars into leading-edge, maintenance-free Thin Plate Pure Lead (TPPL) and lithium products to expand our share in a multitude of markets, including long-haul trucking. The market response has been overwhelming, and we remain sold out of TPPL capacity. The Alpha acquisition that closed in December 2018 further expands our addressable markets into broadband powering, 5G small cell site powering and off-grid solar, and accelerates our new energy storage systems product roadmap. In addition, the Alpha acquisition has generated positive synergies, including cross-selling, which provides our large Telecom customers with a one-stop-shop for full DC power system Engineer, Furnish and Install capabilities. I remain very excited about the future of the Company.” Mr. Shaffer added, “ We maintain our previously announced guidance for our first quarter of fiscal 2020 adjusted net earnings per diluted share of $1.30 to $1.34, which excludes an expected charge of $0.22 primarily from highlighted items related to restructuring programs, ERP system implementation expenses and amortization of Alpha's identified intangible assets.”

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles, ("GAAP"). EnerSys' management uses the non-GAAP measure “adjusted Net earnings” as applicable, in their analysis of the Company's performance. This measure, as used by EnerSys in past quarters and years, adjusts Net earnings determined in accordance with GAAP to reflect changes in financial results associated with the Company's restructuring initiatives and other highlighted charges and income items. Management believes the presentation of this financial measure reflecting these non-GAAP adjustments provides important supplemental information in evaluating the operating results of the Company as distinct from results that include items that are not indicative of ongoing operating results and overall business performance; in particular, those charges that the Company incurs as a result of restructuring activities, impairment of goodwill and indefinite-lived intangibles and other assets, acquisition activities and those charges and credits that are not directly related to operating unit performance, such as significant legal proceedings, ERP system implementation, amortization of Alpha related intangible assets and tax valuation allowance changes, including those related to the adoption of the Tax Cuts and Jobs Act. Because these charges are not incurred as a result of ongoing operations, or are incurred as a result of a potential or previous acquisition, they are not as helpful a measure of the performance of our underlying business, particularly in light of their unpredictable nature and are difficult to forecast.

Income tax effects of non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances. For those items which are non-taxable, the tax expense (benefit) is calculated at 0%.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for Net earnings determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Management believes that this non-GAAP supplemental information will be helpful in understanding the Company's ongoing operating results. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to Net earnings determined in accordance with GAAP.

Included below is a reconciliation of non-GAAP adjusted financial measures to reported amounts. Non-GAAP adjusted Net earnings are calculated excluding restructuring and other highlighted charges and credits. The following tables provide additional information regarding certain non-GAAP measures:

	Quarter ended
	(in millions, except share and per share amounts)
	March 31, 2019		March 31, 2018
Net Earnings reconciliation
As reported Net Earnings	$18.5		$54.0
Non-GAAP adjustments:
Inventory step up to fair value relating to Alpha acquisition	3.5	(1)	—	(1)
Restructuring and other exit charges	29.1	(2)	4.5	(2)
Legal proceedings charge	7.2	(3)	—	(3)
Amortization of Alpha's identified intangible assets	5.5	(5)	—	(5)
ERP system implementation and other	2.4	(6)	1.2	(6)
Acquisition activity expense	0.5	(7)	0.2	(7)
Income tax effect of above non-GAAP adjustments	(4.6)		(1.9)
Reversal of foreign tax valuation allowance	—		(9.6)
Tax Act *	—		4.1
Non-GAAP adjusted Net Earnings	$62.1		$52.5

Outstanding shares used in per share calculations
Basic	42,856,604		41,934,187
Diluted	43,585,523		42,441,647

Non-GAAP adjusted Net Earnings per share:
Basic	$1.45		$1.25
Diluted	$1.43		$1.24

Reported Net Earnings per share:
Basic	$0.43		$1.29
Diluted	$0.42		$1.27
Dividends per common share	$0.175		$0.175

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Quarter ended
	($ millions)
	March 31, 2019	March 31, 2018
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to Alpha acquisition - Americas	$3.5	$—
(2) Inventory adjustment relating to exit activities - Americas - (Cleveland, Ohio Facility)	—	3.4
(2) Inventory adjustment relating to exit activities - EMEA - (Bulgaria)	2.6	—
(2) Restructuring charges - Americas	3.4	—
(2) Restructuring and other exit charges - EMEA	20.4	0.9
(2) Restructuring charges - Asia	2.7	0.2
(3) Legal proceedings charge - EMEA	7.2	—
(5) Amortization of Alpha's identified intangible assets - Americas	5.5	—
(6) ERP system implementation and other - Americas	2.4	1.2
(7) Acquisition activity expense - Americas	0.5	0.1
(7) Acquisition activity expense - EMEA	—	0.1
Total Non-GAAP adjustments	$48.2	$5.9

EMEA - Europe, Middle East and Africa

* See Income Taxes - Note 13 to the Consolidated Financial Statements on Form 10-K for the fiscal period ended
March 31, 2019.

	Twelve months ended
	(in millions, except share and per share amounts)
	March 31, 2019		March 31, 2018
Net Earnings reconciliation
As reported Net Earnings	$160.2		$119.6
Non-GAAP adjustments:
Inventory step up to fair value relating to Alpha acquisition	7.2	(1)	—	(1)
Restructuring and other exit charges	37.9	(2)	8.9	(2)
Legal proceedings charge, net	4.4	(3)	—	(3)
Gain on sale of facility	(0.5)	(4)	—	(4)
Amortization of Alpha's identified intangible assets	5.5	(5)	—	(5)
ERP system implementation and other	5.4	(6)	3.3	(6)
Acquisition activity expense	13.2	(7)	0.9	(7)
Income tax effect of above non-GAAP adjustments	(21.2)		(4.0)
Adjustment to prior year foreign tax valuation allowance	—		(9.6)
Tax Act *	—		81.4
Non-GAAP adjusted Net Earnings	$212.1		$200.5

Outstanding shares used in per share calculations
Basic	42,335,023		42,612,036
Diluted	43,008,952		43,119,856

Non-GAAP adjusted Net Earnings per share:
Basic	$5.01		$4.70
Diluted	$4.93		$4.65

Reported Net Earnings per share:
Basic	$3.79		$2.81
Diluted	$3.73		$2.77
Dividends per common share	$0.70		$0.70

The following table provides the regional allocation of the non-GAAP adjustments shown in the reconciliation above:

	Twelve months ended
	($ millions)
	March 31, 2019	March 31, 2018
	Pre-tax	Pre-tax
(1) Inventory step up to fair value relating to Alpha acquisition - Americas	$7.2	$—
(2) Inventory adjustment relating to exit activities - Americas - (Cleveland, Ohio Facility)	—	3.4
(2) Inventory adjustment relating to exit activities - EMEA - (Bulgaria)	2.6	—
(2) Inventory adjustment relating to exit activities - Asia	0.5	—
(2) Restructuring charges - Americas	4.0	1.3
(2) Restructuring and other exit charges - EMEA	27.0	4.0
(2) Fixed asset write-off relating to exit activities - Asia	0.6	—
(2) Restructuring charges - Asia	3.2	0.2
(3) Legal proceedings charge, net - EMEA	4.4	—
(4) Gain on sale of facility - EMEA	(0.5)	—
(5) Amortization of Alpha's identified intangible assets - Americas	5.5	—
(6) ERP system implementation and other - Americas	5.4	3.3
(7) Acquisition activity expense - Americas	13.2	0.3
(7) Acquisition activity expense - EMEA	—	0.6
Total Non-GAAP adjustments	$73.1	$13.1

EMEA - Europe, Middle East and Africa

* See Income Taxes - Note 13 to the Consolidated Financial Statements on Form 10-K for the fiscal year ended
March 31, 2019.

Summary of Earnings (Unaudited)
(In millions, except share and per share data)

	Quarter ended
	March 31, 2019	March 31, 2018
Net sales	$796.6	$683.0
Gross profit	202.3	167.4
Operating expenses	133.6	98.6
Restructuring and other exit charges	26.5	1.1
Legal proceedings charge	7.2	—
Operating earnings	35.0	67.7
Earnings before income taxes	23.7	59.7
Income tax expense	5.2	5.6
Net earnings attributable to EnerSys stockholders	$18.5	$54.0

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$0.43	$1.29
Diluted	$0.42	$1.27
Dividends per common share	$0.175	$0.175
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,856,604	41,934,187
Diluted	43,585,523	42,441,647

	Twelve months ended
	March 31, 2019	March 31, 2018
Net sales	$2,808.0	$2,581.8
Gross profit	693.1	658.4
Operating expenses	441.4	382.1
Restructuring and other exit charges	34.8	5.5
Legal proceedings charge, net	4.4	—
Operating earnings	212.5	270.8
Earnings before income taxes	182.1	238.3
Income tax expense	21.6	118.5
Net earnings attributable to EnerSys stockholders	$160.2	$119.6

Net reported earnings per common share attributable to EnerSys stockholders:
Basic	$3.79	$2.81
Diluted	$3.73	$2.77
Dividends per common share	$0.70	$0.70
Weighted-average number of common shares used in reported earnings per share calculations:
Basic	42,335,023	42,612,036
Diluted	43,008,952	43,119,856

EnerSys also announced that it will host a conference call to discuss the Company's fourth quarter fiscal year 2019 financial results and provide an overview of the business. The call will conclude with a question and answer session.

The call, scheduled for Thursday, May 30, 2019 at 9:00 a.m., Eastern Time, will be hosted by David M. Shaffer, President and Chief Executive Officer, and Michael J. Schmidtlein, Chief Financial Officer.

The call will also be webcast on EnerSys' website. There will be a free download of a compatible media player on the Company’s website at http://www.enersys.com.

The conference call information is:

Date:	Thursday, May 30, 2019
Time:	9:00 a.m. Eastern Time
Via Internet:	http://www.enersys.com
Domestic Dial-In Number:	877-359-9508
International Dial-In Number:	224-357-2393
Passcode:	7099977

A replay of the conference call will be available from 12:30 p.m. on May 30, 2019 through 12:30 p.m. on June 29, 2019.

The replay information is:

Via Internet:	http://www.enersys.com
Domestic Replay Number:	855-859-2056
International Replay Number:	404-537-3406
Passcode:	7099977

For more information, contact Thomas O'Neill, Vice President and Treasurer, EnerSys, P.O. Box 14145, Reading, PA 19612-4145, USA. Tel: 610-236-4040 or by emailing investorrelations@enersys.com; Web site: www.enersys.com.

EDITOR'S NOTE: EnerSys, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent Alpha acquisition, EnerSys provides highly integrated power solutions and services to broadband, telecom, renewable and industrial customers.

More information regarding EnerSys can be found at www.enersys.com.

Caution Concerning Forward-Looking Statements

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding EnerSys’ earnings estimates, intention to pay quarterly cash dividends, return capital to stockholders, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that EnerSys expects or anticipates will occur in the future, including statements relating to sales growth, earnings or earnings per share growth, order intake, backlog, payment of future cash dividends, commodity prices, execution of its stock buy back program, judicial or regulatory proceedings, and market share, as well as statements expressing optimism or pessimism about future operating results or benefits from either its cash dividend or its stock buy back programs, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by EnerSys on its website or otherwise. EnerSys does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although EnerSys does not make forward-looking statements unless it believes it has a reasonable basis for doing so, EnerSys cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect EnerSys’ results, including earnings estimates, see EnerSys’ filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Statements,” set forth in EnerSys’ Annual Report on Form 10-K for the fiscal year ended March 31, 2019. No undue reliance should be placed on any forward-looking statements.